UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)                      July 1, 2007
ARCHER-DANIELS-MIDLAND COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-44 (Commission File Number)	41-0129150 (IRS Employer Identification No.)

4666 Faries Parkway
Decatur, Illinois		62526
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(217) 424-5200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Annual Cash Incentive Compensation Program. By resolution effective as of July 1, 2007, upon the recommendation of the Compensation/Succession Committee (the “Committee”), the Board of Directors of Archer-Daniels-Midland Company (the “Company”) adopted a new annual cash incentive compensation program that replaces the portion of the long-term incentive compensation program described in the Company’s proxy statement for its 2006 annual meeting of stockholders that was based on achievement of annual individual performance objectives. Under this new program, the executive officers and certain other officers and employees of the Company have the opportunity to receive annual cash incentive payments based upon the following criteria:
•	the Company’s annual return on net assets (“RONA”);

•	the Company’s achievement of workplace safety objectives; and

•	the Company’s achievement of personnel development objectives.
     The amount of these cash incentive payments will be based on the participant’s base salary and is allocated 60% to annual RONA performance, 20% to the workplace safety objectives and 20% to the personnel development objectives. Executive officers, except for the Chief Executive Officer, participating in the program will have the opportunity to receive annual cash incentive payments ranging from 0% to 100% of their respective base salaries in fiscal year 2008; the Chief Executive Officer will have the opportunity to to receive annual cash incentive payments ranging from 0% to 260% of her respective base salary in fiscal year 2008.
     The Committee shall have the authority to adjust these payments up or down for any given year. The primary purpose of this adjustment mechanism is to minimize the possibility that participants would be rewarded or penalized for fluctuations in RONA attributable to external factors that are beyond the influence or control of the participants.
     The Company performance portion of the long-term compensation program described in the Company’s proxy statement for its 2006 annual meeting of stockholders shall remain in effect with three (3) modifications:
•	the metric shall be changed from a three-year rolling total business return to a three-year weighted average RONA with the most weight being given to the most recent fiscal year’s results (25% — 25% — 50%);

•	the awards will be delivered in the form of stock options and restricted stock in equal portions based upon Black-Scholes values; and

•	restricted stock units will be awarded in lieu of restricted stock for non-U.S. based participants.

     In addition to participating in the above-described program, the Chief Executive Officer shall be eligible to receive an additional equity award with a value from 0% to 300% of her base salary in fiscal year 2008 based upon other specific objectives established by the Board of Directors and a year-end review to assess performance related to unanticipated events and circumstances confronted by the Company during the fiscal year.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY
Date: July 3, 2007	By /s/ David J. Smith
David J. Smith
Executive Vice President, Secretary and General Counsel

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